UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of report (Date of earliest event reported):
                               September 17, 2008

                           HEMISPHERX BIOPHARMA, INC.
               (Exact Name of Registrant as Specified in Charter)

                           Delaware 0-27072 52-0845822
             (State or Other Jurisdiction (Commission (IRS Employer
               of Incorporation) File Number) Identification No.)

              1617 JFK Boulevard, Philadelphia, Pennsylvania, 19103 (Address of Principal Executive Offices, including Zip Code)

       Registrant's telephone number, including area code: (215) 988-0080

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities
 Act (17 CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
 Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
 Act (17 CFR 240.13e-4(c))




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Section 8 - Other Events
Item 8.01 Other Events.

On September 17, 2008, we adjourned our annual stockholders' meeting to Friday, October 17, 2008 at 10:00 a.m. at the Crown Plaza Hotel, 1800 Market Street, Philadelphia Pennsylvania 19103. The meeting has been adjourned because the required quorum of a majority of the shares eligible to vote at the meeting was not present at the meeting.

For more information,  please see the September 17, 2008 press released filed as exhibit 99.1 to this report.

Item 9.01.        Financial Statements and Exhibits.

              (c) Exhibits:

                    99.1          Press Release dated September 17, 2008



                                Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 17, 2008

                                               HEMISPHERX BIOPHARMA, INC.

                                               /s/ William A. Carter,
                                               ----------------------
                                               William A. Carter, M.D.,
                                               Chief Executive Officer

                                                           Exhibit 99.1



Company/Investor Contact:
Dianne Will                                         Sean Collins, Sr. Partner
Hemispherx Biopharma, Inc.                          CCG Investor Relations
518-398-6222                                        310-477-9800
ir@hemispherx.net

HEMISPHERX BIOPHARMA,  INC. ADJOURNS STOCKHOLDER MEETING DUE TO LACK OF A QUORUM
                              TO OCTOBER 17, 2008

     Philadelphia, PA, Sept. 17, 2008--Hemispherx Biopharma, Inc. (AMEX, HEB) announced today that it adjourned its annual stockholders' meeting, held today, to Friday, October 17, 2008 at 10:00 a.m. at the Crowne Plaza Hotel, 1800 Market Street, Philadelphia, Pennsylvania 19103.

     The meeting has been adjourned because a quorum of shares eligible to vote at the meeting was not present at the meeting.

     The record date remains July 21, 2008. The purposes for which the meeting is being held remain the same as those listed in the Company's Notice of Annual Meeting of August 1, 2008. Stockholders should address questions about the meeting to the Company's proxy solicitors at MacKenzie Partners, Inc., at (800) 322-2885 or (212) 929-5500.


About Hemispherx Biopharma

Hemispherx Biopharma, Inc. is a specialty pharma company engaged in the manufacture and clinical development of new drug entities for treatment of seriously debilitating disorders. Hemispherx's flagship products include Alferon N Injection(R) (FDA approved for a category of sexually transmitted diseases) and the experimental therapeutics Ampligen(R) and Oragens(R). Ampligen(R) and Oragens(R) represent experimental RNA nucleic acids being developed for globally important debilitating diseases and disorders of the immune system. Hemispherx's platform technology includes large and small agent components for potential treatment of various severely debilitating and life threatening diseases. Hemispherx has in excess of 90 issued patents comprising its core intellectual property estate and a fully commercialized product (Alferon N Injection(R)). The Company wholly owns and exclusively operates a GMP certified manufacturing facility in the United States for commercial products. For more information please visit www.hemispherx.net

Information contained in this news release other than historical information, should be considered forward-looking and is subject to various risk factors and uncertainties. For instance, the strategies and operations of Hemispherx involve risk of competition, changing market conditions, change in laws and regulations affecting these industries and numerous other factors discussed in this release and in the Company's filings with the Securities and Exchange Commission. Any specifically referenced investigational drugs and associated technologies of the Company (including Ampligen(R), Alferon LDO and Oragens) are experimental in nature and as such are not designated safe and effective by a regulatory authority for general use and are legally available only through clinical trials with the referenced disorders. The forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements. Clinical trials for other potential indications of the approved biologic Alferon N Injection(R) do not imply that the product will ever be specifically approved commercially for these other treatment indications; Similarly, the completion of NDA filing process with Ampligen(R) does not imply that the product will ever be approved commercially.